Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-109878 of PSB Holdings, Inc. on Form S-8 of our report dated May 27, 2005, appearing in this annual report on Form 11-K of the Peoples State Bank Profit Sharing 401(k) Plan for the year ended December 31, 2004.




Wausau, Wisconsin
June 29, 2005